Exhibit 10w(1)
AMENDMENT
TO
HUBBELL INCORPORATED
AMENDED AND RESTATED TOP HAT RESTORATION PLAN
As Amended and Restated Effective as of January 1, 2005
     This Amendment (the “Amendment”), is adopted by Hubbell Incorporated, a Connecticut corporation (the “Company”), for the purpose of amending that certain Hubbell Incorporated Amended and Restated Top Hat Restoration Plan (as amended and restated effective as of January 1, 2005, the “Plan”). Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.
     WHEREAS, Section 8.3 of the Plan provides that the Company may amend the Plan as appropriate to comply with the requirements of Section 409A of the Internal Revenue Code of 1986 and related Department of Treasury guidance (collectively, “Section 409A”), including any such amendment with retroactive effect, provided that no such amendment shall be effective without the Participant’s consent unless it preserves the Participant’s economic benefit prior to such amendment;
     WHEREAS, the Company has determined that it is in the best economic interests of the Participants to amend the Plan for Section 409A compliance;
     WHEREAS, pursuant to Internal Revenue Service Notice 2010-6, certain corrective amendments adopted for Section 409A documentary compliance purposes on or prior to December 31, 2010 shall be deemed to have been made as of January 1, 2009 (the “Effective Date”); and
     WHEREAS, this Amendment is being adopted in accordance with Section 8.3 of the Plan and is intended to comply with the requirements of Internal Revenue Service Notice 2010-6.
     NOW, THEREFORE, in consideration of the foregoing recitals, the Plan is hereby amended as follows, effective as of the Effective Date:
     1. The first sentence of Section 11.2 of the Plan is hereby amended and restated in its entirety as follows:
“Notwithstanding anything in the Plan to the contrary, upon and following the occurrence of a Change in Control of Hubbell:”
     2. Section 11.2(a) of the Plan is hereby amended and restated in its entirety as follows:
     “(a) The following provisions shall apply to each Participant in the Plan as of the date of the Change in Control of Hubbell:
          (i) With respect to each such Participant who experiences a Separation from Service upon or following such Change in Control of Hubbell and prior to the second anniversary of such Change in Control of Hubbell, all benefits otherwise payable under the Plan to such Participant, Beneficiary or

Spouse, as the case may be, shall be paid in one lump sum on the tenth day of the seventh month following such Participant’s Separation from Service. The amounts to be paid out in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A, attached hereto.
          (ii) With respect to each such Participant who is in pay status or deceased at the time of the Change in Control of Hubbell, all benefits otherwise payable under the Plan to such Participant, Beneficiary or Spouse, as the case may be, then receiving benefits, shall be paid in one lump sum no later than thirty days after such Change in Control of Hubbell. The amounts to be paid in such lump sum shall be calculated using the actuarial assumptions set forth on Exhibit A attached hereto.
          (iii) For the avoidance of doubt, the provisions of this Section 11.2(a) shall not apply to any Participant who experiences a Separation from Service following the second anniversary of the Change in Control of Hubbell.”
     3. Except as modified by the forgoing, the terms and conditions of the Plan shall remain in full force and effect following the adoption of this Amendment.
     IN WITNESS WHEREOF, the Company has adopted this Amendment as of December 28, 2010.

HUBBELL INCORPORATED

/s/ James H. Biggart
Vice President and Treasurer